Exhibit 3.2

Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.bc.ca	Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3	Location: 2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626

Notice of Articles BUSINESS CORPORATIONS ACT	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies RON TOWNSHEND December 8, 2005

This Notice of Articles was issued by the Registrar on: December 8, 2005 10:01 AM Pacific Time

Incorporation Number:            C0735852

Recognition Date and Time: Continued into British Columbia on September 23, 2005 02:22 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

XBIOTECH INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
25TH FLOOR	25TH FLOOR
700 WEST GEORGIA STREET	700 WEST GEORGIA STREET
VANCOUVER BC V7Y 1B3	VANCOUVER BC V7Y 1B3
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
25TH FLOOR	25TH FLOOR
700 WEST GEORGIA STREET	700 WEST GEORGIA STREET
VANCOUVER BC V7Y 1B3	VANCOUVER BC V7Y 1B3
CANADA	CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
SIMARD, JOHN

Mailing Address:	Delivery Address:
2960 ALTAMONT CREEK	2960 ALTAMONT CREEK
WEST VANCOUVER BC V7V 3C1	WEST VANCOUVER BC V7V 3C1
CANADA	CANADA

Last Name, First Name, Middle Name:
MACKAY-DUNN, Q.C., R. HECTOR

Mailing Address:	Delivery Address:
25TH FLOOR	25TH FLOOR
700 WEST GEORGIA STREET	700 WEST GEORGIA STREET
VANCOUVER BC V7Y 1B3	VANCOUVER BC V7Y 1B3
CANADA	CANADA

Last Name, First Name, Middle Name:
MCMASTER, ROBERT

Mailing Address:	Delivery Address:
4654 WEST 8TH AVENUE	4654 WEST 8TH AVENUE
VANCOUVER BC V6R 2A7	VANCOUVER BC V6R 2A7
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

With Special Rights or Restrictions attached

2.	No Maximum	Preferred Shares	Without Par Value

With Special Rights or Restrictions attached

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